UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2026

CHESAPEAKE UTILITIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
500 Energy Lane, Dover, DE 19901
(Address of principal executive offices, including Zip Code)
(302) 734-6799
(Registrant's Telephone Number, including Area Code)

(Former name, former address and former fiscal year, if changed since last report.)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange, Inc.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2026, the Board of Directors (the “Board”) of Chesapeake Utilities Corporation (the “Company”) announced that Beth W. Cooper, the Company’s Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary, has announced her intention to retire effective June 30, 2026, after over 36 years with the Company. The Board and the Company thank Ms. Cooper for her many years of strategic leadership, dedicated service, and invaluable contributions that will continue to benefit the Company and its stakeholders in the years ahead.

In connection with Ms. Cooper’s retirement, the Board announced that Jeffrey S. Sylvester, the Company’s Chief Operating Officer and Senior Vice President, will succeed Ms. Cooper as the Company’s Chief Financial Officer effective as of July 1, 2026. Mr. Sylvester will continue to serve as Senior Vice President but will cease to serve as the Chief Operating Officer.

Mr. Sylvester has over 20 years of experience in the energy sector, as well as 10 years of experience serving in key financial roles. Mr. Sylvester earned a B.S. in Finance Management and an MBA in Finance from Clemson University. Prior to entering the utility industry, he held various financial analyst and controller roles at ThruPoint, GTE, and Plantronics. He was appointed the Company’s Chief Operating Officer in January 2022 and has served as Senior Vice President since 2019. He is responsible for the Company’s regulated and unregulated businesses, which operate across the Delmarva Peninsula, in Pennsylvania, North Carolina, South Carolina, Florida and Ohio, and oversees the Company’s regulated natural gas transmission pipeline and distribution businesses and regulated electric business. Mr. Sylvester also oversees the Company’s unregulated natural gas pipeline infrastructure operation, propane distribution businesses, combined heat and power operations and mobile compressed natural gas (CNG) utility and pipeline solutions. Prior to rejoining the Company in 2019, Mr. Sylvester served as Vice President of Nebraska Gas Operations for Black Hills Corporation. Before that, he was employed by the Company holding leadership positions in information technology, gas marketing, and customer care operations, in addition to finance. Mr. Sylvester is a member of the Southern Gas Association and serves on its Pipeline Safety Council. He is also a member of the American Gas Association and the Florida Natural Gas Association.

There is no arrangement or understanding between Mr. Sylvester and any other person pursuant to which he was selected as Chief Financial Officer. Mr. Sylvester has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The compensatory and other material terms of Mr. Sylvester’s employment with the Company will remain unchanged in connection with the foregoing. For information regarding Mr. Sylvester’s existing compensation arrangements, please refer to the information contained in the section titled “Executive Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 25, 2025.

Item 7.01 Regulation FD Disclosure.

On March 24, 2026, the Company issued a press release announcing the retirement of Ms. Cooper and the appointment of Mr. Sylvester. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits
Exhibit 99.1     Press Release, dated March 24, 2026.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE UTILITIES CORPORATION

/s/ JEFFRY M. HOUSEHOLDER
Jeffry M. Householder
President and Chief Executive Officer

Date: March 24, 2026